UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): May 22, 1997



                             SCOTSMAN HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)




State of Delaware             033-68444                 52-1862719
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      (State or other        (Commission File Number)   (I.R.S. Employer
      jurisdiction of                                   Identification No.)
      incorporation)



8211 Town Center Drive, Baltimore, Maryland                        21236
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      (Address of principal executive offices)                (zip code)



Registrant's telephone number, including area code (410) 931-6000


                                 Not applicable
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          (Former name or former address, if changed since last report)






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Item 1.     Changes in Control of Registrant.
            --------------------------------

            On May 22, 1997, an investor group (the "Investor Group"), which includes Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (collectively, the "Cypress Entities"), BT Investment Partners, Inc. ("BTIP") and Scotsman Partners, L.P. ("Scotsman Partners"), a limited partnership whose direct and indirect partners include Keystone, Inc. ("Keystone") and FW Strategic Partners, L.P. ("Strategic Partners"), completed the acquisition of approximately 90% of the common stock of the Company as part of a recapitalization of the Company and its wholly-owned subsidiary, Williams Scotsman, Inc. ("Scotsman"). Following the recapitalization, Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., BTIP and Scotsman Partners own approximately 41.18%, 2.13%, 3.33% and 43.32%, respectively, of the outstanding common stock of the Company. As part of the recapitalization, Odyssey Partners, L.P. ("Odyssey") reduced its percentage ownership of the Company's common stock from approximately 88.56% to approximately 5.90%. Under a recapitalization agreement among an affiliate of the Cypress Entities, Keystone, Strategic Partners, Odyssey and certain other existing stockholders (including management), the Company (i) repurchased 3,210,679 shares of outstanding common stock of the Company from Odyssey and other existing stockholders of the Company and (ii) issued 1,475,410 shares of common stock of the Company to the Investor Group. Internal funds were used by the Cypress Entities, Keystone and Strategic Partners in connection with the purchase of the Company's common stock.

            The Company, the Investor Group, Odyssey, Barry Gossett and certain other stockholders of the Company entered into an investor stockholders agreement. Under the terms of the agreement, the board of directors of the Company will consist of eight directors: three persons nominated by the Cypress Entities, three nominated by Scotsman Partners and the Chairman of the Board and the President of the Company, subject to certain requirements as set forth in the agreement. Without the approval of a majority of the directors designated by the Cypress Entities and Scotsman Partners, respectively, the Company will not take certain actions (including mergers, consolidation, sales of substantially all assets, electing or removing the Chairman or President of the Company, issuing securities, incurring additional indebtedness, making certain acquisitions, approving operating capital budgets and other major transactions).


Item 5.     Other Events.
            ------------

            The transactions described in Item 1 were part of an overall recapitalization of the Company and Scotsman. In addition to the transactions described in Item 1, on May 22, 1997, (i) the Company completed the tender offer for its Series B 11% Senior Notes due 2004 at a price equal to 107.36% plus accrued and unpaid interest and accepted for payment all its outstanding Series B 11% Senior





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Notes (approximately $29.3 million prior to acceptance), (ii) Scotsman completed the tender offer for its 9 1/2% Senior Secured Notes due 2000 at a price equal to 104.83% plus accrued and unpaid interest and accepted for payment approximately 99.8% of its outstanding Senior Secured Notes (approximately $165 million prior to acceptance), (iii) Scotsman entered into a new $300 million revolving bank credit facility and borrowed $102.5 million thereunder to refinance its existing bank credit facility and (iv) Scotsman completed the private placement of $400 million aggregate principal amount of its 97/8% Senior Notes due 2007.

            On May 22, 1997, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 7.      Exhibits
             --------

      Exhibit Number
  (Referenced to Item 601
    of Regulation S-K)                  Description of Exhibit
  ------------------------              ----------------------
          2                    Recapitalization Agreement, dated as of April
                               11, 1997
          99.1                 Press Release, dated as of May 22, 1997.











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                                   Signatures
                                   ----------

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 5, 1997

                             SCOTSMAN HOLDINGS, INC.



                             By: /s/ Gerard E. Holthaus
                                 -------------------------------------
                                 Gerard E. Holthaus
                                 President and Chief Executive Officer








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                               EXHIBIT INDEX



                                                                 Sequentially
  Exhibit Number          Description of Exhibit                 Numbered Page
  --------------          ----------------------                 -------------

           2       Recapitalization Agreement, dated as of
                   April 11, 1997
         99.1      Press Release, dated as of May 22,
                   1997